UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2009

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

1848 Commercial Street
San Diego, California 92113
 (Address of Principal Executive Offices, Zip Code)

(877) 246-4354
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2009, the Board of Directors of Helix Wind, Corp. (the “Company”) appointed Gene Hoffman, Jr. as a director of the Company to serve until his successor is duly appointed and qualified. Mr. Hoffman is co-founder and Chairman and Chief Executive Officer of Vindicia, a private company founded in 2003 to address the need for commercially available back-office payment management solutions for online merchants. Prior to Vindicia, he was co-founder, President, Chief Executive Officer, and a Director of EMusic from January 1998 to June 2002. Before founding eMusic Mr. Hoffman was Director of Business Development and Director of Interactive Marketing of Pretty Good Privacy. Mr. Hoffman joined Pretty Good Privacy after it acquired PrivNet, Inc., an Internet privacy software company, where he was co-founder, Director and Executive Vice President. He attended the University of North Carolina. Mr. Hoffman also serves on various non-profit boards and as a Board Member of Agent Arts, a media recommendation technology company.

Pursuant to the terms of the Service and Indemnification Agreement dated as of June 16, 2009, following the closing of the next $3,000,000 in financing by the Company, Mr. Hoffman will receive $12,000 each year, payable quarterly. Mr. Hoffman was also granted an option for 300,000 shares of the Company’s common stock, 75,000 vested immediately and 75,000 to vest on an annual basis. The exercise price per share is $2.70. If Mr. Hoffman resigns or is terminated for cause (as defined in said agreement) the options not vested will terminate; if he is not re-elected the unvested options will automatically vest. The agreement also provides that Mr. Hoffman shall be entitled to indemnification from the Company to the fullest extent. The term of the agreement is one year. For all the terms and conditions of the agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.6.  All statements made herein concerning the foregoing agreement are qualified by reference to said Exhibit.

Mr. Hoffman is also a general partner of Bluewater Partners, SA, an investment company organized under the laws of Panama which was instrumental in the reverse merger transaction in which the Company became an SEC reporting company. Bluewater Partners currently holds approximately 8% of the issued and outstanding stock of the Company. The Company is also indebted to Bluewater in the aggregate amount of $245,717, which must be paid prior to any other loans, fees and invoices outstanding.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.6	Service and Indemnification Agreement dated as of June 16, 2009 between Gene Hoffman and Helix Wind, Corp.
Exhibit 99.1	Press Release, dated June 17, 2009, issued by Helix Wind, Corp. regarding the appointment of Gene Hoffman as a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By:	/s/ Scott Weinbrandt
Name: Scott Weinbrandt
Title: Chairman and President

Date:  June 17, 2009